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                                                                Exhibit 10.14(a)

                               FIRST AMENDMENT TO
                        RESTRICTED STOCK GRANT AGREEMENT

     This First Amendment to Restricted Stock Grant Agreement (this "Amendment") amends that certain Restricted Stock Grant Agreement (the "Agreement") by and between Oshman's Sporting Goods, Inc., a Delaware corporation (the "Company"), and Alvin N. Lubetkin, a resident of Harris County, Texas ("Grantee") dated as of July 15, 1994. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Agreement.

     WHEREAS, the Company and Grantee entered into the Agreement and desire now to amend the Agreement;

     NOW, THEREFORE, in consideration of the premises and intending to be legally bound hereby, the parties hereto hereby amend the Agreement as follows:

     Paragraph 1 of the Agreement is hereby amended to read in its entirety as follows:

          "1. GRANT OF RESTRICTED SHARES. The Company hereby grants to Grantee, all rights, title and interest in and to the record and beneficial ownership of 100,000 shares (the "Restricted Shares") of common stock, $1.00 par value per share, of the Company ("Common Stock"), upon the terms and subject to the conditions described in Paragraphs 4 and 5 as well as the other provisions hereof. The Restricted Shares are granted pursuant to the Oshman's Sporting Goods, Inc. 1994 Omnibus Plan (the "Plan") and are subject to the provisions of the Plan. By acceptance of this Restricted Stock Grant, Grantee agrees (i) to be bound by all of the terms, provisions, conditions and limitations hereof and of the Plan, (ii) not to disclose any trade or secret data or any other confidential information of the Company acquired during employment by the Company or a Subsidiary, or after termination of employment or "Retirement" (as defined in Paragraph 5(a)), and (iii) not to compete with the Company as more fully explained in Paragraph 7."

     Paragraph 10(b) of the Agreement is hereby amended to read in its entirety as follows:

          "(b) In the event of any change in applicable laws or any change in circumstances which results in or would result in any dilution of the rights of Grantee hereunder, or which otherwise warrants equitable adjustment because it interferes with the intended operation of this Restricted Stock Grant, then, if the Compensation Committee of the Board of Directors of the Company (the "Committee") shall, in its sole discretion, determine that such change equitably requires an adjustment in the number or kind of shares of stock or other securities or property theretofore subject to issuance hereunder, such adjustment shall be made in accordance with such determination. The Committee shall give notice

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     to Grantee, and upon notice such adjustment shall be effective and binding for all purposes of this Restricted Stock Grant."

     Paragraph 12 of the Agreement is hereby amended to read in its entirety as follows:

          "12. AMENDMENT AND TERMINATION. No amendment or termination of this Restricted Stock Grant shall be made by the Committee at any time without the written consent of Grantee."

     Paragraph 15 of the Agreement is hereby amended to read in its entirety as follows:

          "15. NO GUARANTEE OF TAX CONSEQUENCES. Neither the Company nor the Committee makes any commitment or guarantee that any federal or state tax treatment will apply or be available to any person eligible for benefits under this Restricted Stock Grant."

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment in one or more counterparts, each of which shall constitute an original and all of which taken together shall constitute one instrument, effective on and as of the 15th day of July, 1994.


                                           "COMPANY"

                                           OSHMAN'S SPORTING GOODS, INC.



                                            By:
                                               --------------------------------
                                                     William N. Anderson
                                                     President


                                            "GRANTEE"



                                            -----------------------------------
                                                     Alvin N. Lubetkin

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